Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2010 RESULTS

Reports diluted FFO per share of $1.07                        Reports diluted EPS of $0.38

BOSTON, MA, April 27, 2010 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2010.

Funds from Operations (FFO) for the quarter ended March 31, 2010 were $149.6 million, or $1.08 per share basic and $1.07 per share diluted. This compares to FFO for the quarter ended March 31, 2009 of $134.8 million, or $1.11 per share basic and $1.11 per share diluted. FFO for the quarter ended March 31, 2010 includes other income of $0.05 per share on a diluted basis related to the termination of a lease resulting from the suspension of construction on the Company’s 250 West 55th Street development project in New York City. FFO for the quarter ended March 31, 2009 includes a charge of $0.19 per share on a diluted basis related to the suspension of construction on the Company’s 250 West 55th Street development project in New York City. The weighted average number of basic and diluted shares outstanding totaled 138,930,935 and 141,058,014, respectively, for the quarter ended March 31, 2010 and 121,255,708 and 122,928,708, respectively, for the quarter ended March 31, 2009.

Net income available to common shareholders was $52.7 million for the quarter ended March 31, 2010, compared to $44.6 million for the quarter ended March 31, 2009. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2010 was $0.38 basic and $0.38 on a diluted basis. This compares to EPS for the first quarter of 2009 of $0.37 basic and $0.37 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2010. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2010, the Company’s portfolio consisted of 143 properties, comprised primarily of Class A office space, one hotel, two residential properties and three retail properties, aggregating approximately 37.6 million square feet, including five properties under construction totaling 2.0 million square feet. In addition, the Company has structured parking for vehicles containing approximately 12.8 million square feet. The overall percentage of leased space for the 137 properties in service as of March 31, 2010 was 92.9%. The Company’s portfolio level statistics reflect a reduction in the number of properties related to the Company’s decision to reclassify three in-service properties to land held for future development. These three properties total approximately 131,000 square feet, are currently planned for redevelopment and are no longer held available for lease.

Significant events during the first quarter included:

•

On January 19, 2010, the Company paid $12.8 million related to the termination of a lease for its 250 West 55th Street development project in New York City. The Company announced in February 2009 that it was suspending construction of the 1,000,000 square foot office project. During the first quarter of 2009, the Company recognized costs aggregating approximately $27.8 million related to the suspension of development, which amount included a $20.0 million contractual amount due pursuant to the lease agreement. As a result, the Company recognized approximately $7.2 million of income during the first quarter of 2010.

•

On March 1, 2010, a joint venture in which the Company has a 60% interest refinanced at maturity its mortgage loan collateralized by 125 West 55th Street located in New York City. The previous mortgage loan totaling $200.0 million bore interest at a fixed rate of 5.75% per annum. The new mortgage loan totaling $207.0 million bears interest at a fixed rate of 6.09% per annum and matures on March 10, 2015. In addition, on February 25, 2010, the joint venture repaid outstanding mezzanine loans totaling $63.5 million utilizing available cash and cash contributions from the joint venture’s partners on a pro rata basis. The mezzanine loans bore interest at a weighted-average fixed rate of approximately 7.81% per annum and were scheduled to mature on March 1, 2010.

•

During the first quarter of 2010, the Company’s Operating Partnership repurchased approximately $53.6 million aggregate principal amount of its 2.875% exchangeable senior notes due 2037, which the holders may require the Operating Partnership to repurchase in February 2012, for approximately $53.0 million. The repurchased notes had an aggregate carrying value of approximately $50.8 million, resulting in the recognition of a loss on extinguishment of approximately $2.2 million. In addition, during April 2010, the Company’s Operating Partnership repurchased approximately $99.6 million aggregate principal amount of the 2.875% exchangeable senior notes due 2037 for approximately $99.5 million. These repurchased notes had an aggregate carrying value of approximately $94.8 million, resulting in the recognition of a loss on extinguishment of approximately $4.7 million during the second quarter of 2010.

Transactions completed subsequent to March 31, 2010:

•

On April 1, 2010, the Company acquired a 30% interest in a joint venture entity that owns 500 North Capitol Street, NW located in Washington, DC. 500 North Capitol Street is an approximately 180,000 net rentable square foot office property which is fully-leased to a single tenant through March 2011. On April 1, 2010, the joint venture entity refinanced at maturity the mortgage loan collateralized by the property totaling approximately $26.8 million. The new mortgage loan totaling $22.0 million bears interest at a variable rate equal to the greater of (1) the prime rate, as defined in the loan agreement, or (2) 5.75% per annum. The loan currently bears interest at 5.75% per annum and matures on March 31, 2013. The Company’s investment in the joint venture totaling approximately $1.9 million was financed with cash contributions to the venture totaling approximately $1.4 million and the issuance to the seller of 5,906 common units of limited partnership interest in the Company’s Operating Partnership. The joint venture currently expects that it will remove the property from service and redevelop the property following the expiration of the lease in March 2011.

•

On April 9, 2010, a joint venture in which the Company has a 60% interest refinanced its mortgage loan collateralized by Two Grand Central Tower located in New York City. The previous mortgage loan totaling $190.0 million bore interest at a fixed rate of 5.10% per annum and was scheduled to mature on July 11, 2010. The new mortgage loan totaling $180.0 million bears interest at a fixed rate of 6.00% per annum and matures on April 10, 2015. In connection with the refinancing, the joint venture repaid $10.0 million of the previous mortgage loan utilizing cash contributions from the joint venture’s partners on a pro rata basis.

•

On April 16, 2010, a joint venture in which the Company has a 51% interest refinanced its mortgage loan collateralized by Metropolitan Square located in Washington, DC. The previous mortgage loan totaling approximately $123.6 million bore interest at a fixed rate of 8.23% per annum and was scheduled to mature on May 1, 2010. The new mortgage loan totaling $175.0 million bears interest at a fixed rate of 5.75% per annum and matures on May 5, 2020.

•

On April 19, 2010, the Company’s Operating Partnership completed a public offering of $700.0 million in aggregate principal amount of its 5.625% senior notes due 2020. The notes were priced at 99.891% of the principal amount to yield 5.638% to maturity. The aggregate net proceeds to the Operating Partnership, after deducting underwriter discounts and offering expenses, were approximately $693.5 million. The notes mature on November 15, 2020, unless earlier redeemed. On April 7, 2010, in connection with the offering, the Company entered into two treasury lock agreements to fix the 10-year treasury rate at 3.873% per annum on notional amounts aggregating $350.0 million. The Company subsequently cash-settled the treasury lock agreements and received approximately $0.4 million, which amount will be recognized as a reduction to the Company’s interest expense over the ten-year term of the 5.625% senior notes due 2020.

•

On April 21, 2010, the Company announced that it has established an “at the market” (ATM) stock offering program through which it may sell from time to time up to an aggregate of $400 million of its common stock through sales agents for a three-year period.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2010 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Second Quarter 2010	Full Year 2010
	Low - High	Low - High
Projected EPS (diluted)	$0.30 - $0.32	$1.32 - $1.42
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.67 - 0.67	2.75 - 2.75
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00 - 0.00	0.01 - 0.01

Projected FFO per Share (diluted)	$0.97 - $0.99	$4.06 - $4.16

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Wednesday, April 28, 2010 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2010 results, the 2010 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 66995257. A replay of the conference call will be available through May 8, 2010, by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International) and entering the passcode 66995257. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2010 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, two residential properties and three retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, DC, San Francisco and Princeton, NJ.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2010, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2010	2009
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$302,383	$293,517
Recoveries from tenants	45,544	52,408
Parking and other	15,297	16,941

Total rental revenue	363,224	362,866
Hotel revenue	5,903	6,062
Development and management services	8,944	8,296
Interest and other	1,710	320

Total revenue	379,781	377,544

Expenses
Operating:
Rental	124,985	123,861
Hotel	5,268	5,472
General and administrative	26,822	17,420
Interest	92,029	78,930
Depreciation and amortization	83,075	77,370
Loss (gain) from suspension of development	(7,200)	27,766
Losses from early extinguishments of debt	2,170	—
Losses (gains) from investments in securities	(200)	587

Total expenses	326,949	331,406

Income before income from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	52,832	46,138
Income from unconsolidated joint ventures	7,910	5,097
Gains on sales of real estate	1,765	2,795

Net income	62,507	54,030
Net income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(804)	(510)
Noncontrolling interest—common units of the Operating Partnership	(7,870)	(7,531)
Noncontrolling interest in gains on sales of real estate—common units of the Operating Partnership	(227)	(401)
Noncontrolling interest—redeemable preferred units of the Operating Partnership	(892)	(990)

Net income attributable to Boston Properties, Inc.	$52,714	$44,598

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.38	$0.37

Weighted average number of common shares outstanding	138,931	121,256

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.38	$0.37

Weighted average number of common and common equivalent shares outstanding	139,597	121,468

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(in thousands, except for share amounts) (unaudited)
ASSETS
Real estate	$9,823,024	$9,817,388
Construction in progress	662,809	563,645
Land held for future development	730,201	718,525
Less: accumulated depreciation	(2,103,274)	(2,033,677)

Total real estate	9,112,760	9,065,881
Cash and cash equivalents	1,220,392	1,448,933
Cash held in escrows	20,848	21,867
Investments in securities	7,592	9,946
Tenant and other receivables, net of allowance for doubtful accounts of $1,947 and $4,125, respectively	102,085	93,240
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $2,224 and $2,645, respectively	376,942	363,121
Deferred charges, net	291,564	294,395
Prepaid expenses and other assets	50,998	17,684
Investments in unconsolidated joint ventures	798,161	763,636

Total assets	$12,251,342	$12,348,703

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$2,637,534	$2,643,301
Unsecured senior notes, net of discount	2,172,525	2,172,389
Unsecured exchangeable senior notes, net of discount	1,864,840	1,904,081
Unsecured line of credit	—	—
Accounts payable and accrued expenses	189,633	220,089
Dividends and distributions payable	80,756	80,536
Accrued interest payable	69,166	76,058
Other liabilities	115,755	127,538

Total liabilities	7,130,209	7,223,992

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders' equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 139,082,895 and 138,958,910 shares issued and 139,003,995 and 138,880,010 shares outstanding in 2010 and 2009, respectively	1,390	1,389
Additional paid-in capital	4,381,075	4,373,679
Earnings in excess of dividends	78,645	95,433
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(21,145)	(21,777)

Total stockholders' equity attributable to Boston Properties, Inc.	4,437,243	4,446,002
Noncontrolling interests:
Common units of the Operating Partnership	622,263	617,386
Property partnerships	5,975	5,671

Total equity	5,065,481	5,069,059

Total liabilities and equity	$12,251,342	$12,348,703

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2010	2009
	(in thousands, except for per share amounts) (unaudited)
Net income attributable to Boston Properties, Inc.	$52,714	$44,598
Add:
Noncontrolling interest—redeemable preferred units of the Operating Partnership	892	990
Noncontrolling interest in gains on sales of real estate—common units of the Operating Partnership	227	401
Noncontrolling interest—common units of the Operating Partnership	7,870	7,531
Noncontrolling interests in property partnerships	804	510
Less:
Gains on sales of real estate	1,765	2,795
Income from unconsolidated joint ventures	7,910	5,097

Income before income from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	52,832	46,138
Add:
Real estate depreciation and amortization (2)	113,618	108,231
Income from unconsolidated joint ventures	7,910	5,097
Less:
Noncontrolling interests in property partnerships' share of funds from operations	1,755	1,060
Noncontrolling interest—redeemable preferred units of the Operating Partnership	892	990

Funds from operations (FFO) attributable to the Operating Partnership	171,713	157,416
Less:
Noncontrolling interest—common units of the Operating Partnership's share of funds from operations	22,117	22,569

Funds from operations attributable to Boston Properties, Inc.	$149,596	$134,847

Our percentage share of funds from operations—basic	87.12%	85.66%

Weighted average shares outstanding—basic	138,931	121,256

FFO per share basic	$1.08	$1.11

Weighted average shares outstanding—diluted	141,058	122,929

FFO per share diluted	$1.07	$1.11

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $83,075 and $77,370, our share of unconsolidated joint venture real estate depreciation and amortization of $31,013 and $31,376, less corporate-related depreciation and amortization of $470 and $515 for the three months ended March 31, 2010 and 2009, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2010	December 31, 2009
Greater Boston	89.2%	89.6%
Greater Washington, D.C.	96.8%	95.5%
Midtown Manhattan	96.2%	95.4%
Princeton/East Brunswick, NJ	81.6%	81.7%
Greater San Francisco	91.4%	91.1%

Total Portfolio	92.9%	92.4%

	% Leased by Type
	March 31, 2010	December 31, 2009
Class A Office Portfolio	93.2%	92.8%
Office/Technical Portfolio	87.0%	83.4%

Total Portfolio	92.9%	92.4%